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                                                                   EXHIBIT 10(b)

                           ASSIGNMENT AND ASSUMPTION
                            OF CONSULTING AGREEMENT

This Assignment and Assumption of Consulting Agreement (the "Assignment") is effective as of July 1, 1995 (the "Effective Date") and is made by and between ZAPATA CORPORATION ("Assignor") and ZAPATA PROTEIN, INC. ("Assignee").

Pursuant to the Consulting Agreement dated July 15, 1994 by and between Assignor, Assignee and R. C. LASSITER ("Executive"), as amended by letter agreements dated January 23, 1995 and March 15, 1995 (all of which together constitute the "Agreement"), Executive did agree to serve as an independent consultant to and as Chairman of the Board of Directors and Chief Executive Officer of Assignee.

Assignor now desires to assign all of its interest in the Agreement, and Assignee desires to accept the Assignment and to assume all duties, obligations and liabilities of the Assignor in connection with the Agreement.

FOR VALUE RECEIVED, the receipt and sufficiency of which hereby are acknowledged and confessed by Assignor and Assignee, and in further consideration of the agreements of the Assignee as set forth below, the Assignor hereby assigns, conveys and transfers to the Assignee all right, title and interest of the Assignor in and to the Agreement, a copy of which is attached to this document as EXHIBIT "A" and incorporated herein by this reference for all purposes. As of the Effective Date and except as provided elsewhere in this Agreement, the Assignee hereby accepts this assignment and, in addition, expressly assumes and agrees to perform and fulfill all the terms, covenants, conditions, duties and obligations required of the Assignor under the Agreement and assumes all liabilities of the Assignor in connection with the Agreement and agrees to timely make all payments due or payable and to become due or payable by the Assignor under the Agreement. Assignee hereby acknowledges that Assignor is not in default of any of its obligations under the Agreement. Without limiting the generality of the foregoing, Assignor has performed all obligations required to be performed by it prior to the date hereof.

The Agreement and this instrument, upon Assignor and Assignee executing in writing their consent hereof, constitute the full and final understanding and only agreement of Assignor and Assignee, and may not be modified or amended to bind either party, except by written instrument signed by their authorized representatives. Assignee acknowledges having received a copy of and read and understood the Agreement and agrees to be bound by all of its terms and conditions.

IN WITNESS WHEREOF, the parties have executed this Assignment by their duly authorized representatives, Assignee and Assignor each representing and warranting to the other that Assignee and Assignor are each duly organized and validly existing and in good standing, Assignor as a Delaware corporation, and Assignee as a Delaware corporation, and Assignor and Assignee each have full right, power and authority to execute and deliver and perform under this Assignment and

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the person executing this Assignment on behalf of Assignee and the person executing this Assignment on behalf of Assignor are each duly authorized and empowered to do so.

Capitalized terms used herein without definition shall have the same meanings ascribed to them in the Agreement.

                                    ZAPATA CORPORATION ("Assignor")



                                    By:   /s/ Joseph L. von Rosenberg III
                                       ------------------------------------
                                       Joseph L. von Rosenberg III
                                       Vice President, General Counsel and
                                       Corporate Secretary


                                    ZAPATA PROTEIN, INC. ("Assignee")



                                    By:  /s/ Joseph D. Oliver III
                                       -----------------------------------
                                       Joseph D. Oliver III
                                       Executive Vice President--Finance